Exhibit 99.01

Copyright © 202 2 NortonLifeLock + Avast . All rights reserved. + Copyright © 202 2 NortonLifeLock + Avast . All rights reserved. TRANSACTION UPDATE January 27, 2022

Legal Disclaimers

Forward-Looking Statements

This presentation contains certain forward-looking statements with respect to NortonLifeLock and Avast. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "aim", "will", "may", "would", "could" or "should" or other words of similar meaning or the negative thereof, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects, (ii) business and management strategies and the expansion and growth of the operations of NortonLifeLock or Avast, (iii) the effects of government regulation on the business of NortonLifeLock or Avast, and (iv) the time frame and the expected benefits of the proposed combination to NortonLifeLock, Avast, and their respective customers, stockholders and investors, including expected growth, earnings accretion and cost savings. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the possibility that the proposed combination will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the proposed combination (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined entity to realize successfully any anticipated synergy benefits when (and if) the proposed combination is implemented, the inability of the combined entity to integrate successfully NortonLifeLock's and Avast's operations when (and if) the proposed combination is implemented, fluctuations and volatility in NortonLifeLock's stock price, the ability of NortonLifeLock to successfully execute strategic plans, the ability of NortonLifeLock to maintain customer and partner relationships, the timing and market acceptance of new product releases and upgrades, matters arising out of the ongoing U.S. Securities and Exchange Commission (the "SEC") investigation and the combined entity incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the proposed combination when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock's most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this presentation.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this presentation may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as at the date of this presentation. All subsequent oral or written forward-looking statements attributable to NortonLifeLock or Avast or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of NortonLifeLock or Avast undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved. 1

Legal Disclaimers (cont'd)

No Offer or Solicitation

This presentation is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or the solicitation of an offer to subscribe for or an invitation to subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed combination or otherwise, nor shall there be any sale, issuance, subscription or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this presentation is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The transaction will be made solely by means of the scheme document published by Avast, or (if applicable) pursuant to an offer document to be published by NortonLifeLock, which (as applicable) would contain the full terms and conditions of the transaction. Any decision in respect of, or other response to, the transaction, should be made only on the basis of the information contained in such document(s). If NortonLifeLock ultimately seeks to implement the transaction by way of a takeover offer, that offer will be made in compliance with applicable US laws and regulations.

Overseas Shareholders

The materials herein contain information in respect of the transaction. Viewing this information may be unlawful if you are resident or located in any jurisdiction where to do so would constitute a violation of the relevant laws and regulations or would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which NortonLifeLock regards as unduly onerous (each, a "Restricted Jurisdiction"). In certain jurisdictions, including Restricted Jurisdictions, only certain categories of persons may be allowed to view such materials. All persons resident or located outside the United Kingdom who wish to view these materials must first satisfy themselves that they are not subject to any local requirements that prohibit or restrict them from doing so and should inform themselves of, and observe, any legal or regulatory requirements applicable in their jurisdiction. It is your responsibility to satisfy yourself as to the full observance of any relevant laws and regulatory requirements.

Copies of this presentation and any formal documentation relating to the proposed combination are not being, and must not be, directly or indirectly, mailed, transmitted, or otherwise forwarded, distributed or sent in, whole or in part, into or from any Restricted Jurisdiction, including any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, and persons receiving such documents (including, without limitation, custodians, nominees and trustees) should observe these restrictions and must not mail, transmit, otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the proposed combination. Neither NortonLifeLock, nor any of its members, directors, officers, employees, advisers, agents, affiliates or representatives, assumes any responsibility for any violation by any person of any of these restrictions.

Further details in relation to Avast Shareholders in overseas jurisdictions (including Restricted Jurisdictions) are contained in the scheme document.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
2

Legal Disclaimers (cont'd)

Avast

NortonLifeLock

Notice to U.S. Investors in Avast

The transaction relates to the acquisition of the securities of an English company, and is expected to be implemented pursuant to a scheme of arrangement under English law. A transaction implemented by means of a scheme of arrangement is not subject to the tender offer rules of the U.S. Exchange Act of 1934, as amended. Accordingly, the transaction is subject to disclosure requirements and practices applicable in the UK to schemes of arrangement which differ from the disclosure and procedural requirements of US tender offer rules. Any financial information included in this presentation may have been prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States. If NortonLifeLock exercises its right in the future to implement the transaction by way of a takeover offer, that offer will be made in compliance with applicable US laws and regulations.

It may be difficult for US holders of the Avast shares to enforce their rights and claims arising out of the US federal securities laws, since Avast is located in a country other than the United States, and some or all of its officers and directors are residents of a country other than the United States. US holders of Avast's shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's judgement.

Use of Non-GAAP Financial Information

We use the non-GAAP measures of operating margin, net income and earnings per share, which are adjusted from results based on U.S. GAAP and exclude certain expenses, gains and losses. We also provide the non-GAAP metrics of revenues, constant currency revenue, EBITDA, reported EBITDA, adjusted EBITDA, EBITDA margin and free cash flow, which is defined as cash flows from operating activities less purchases of property and equipment. These non-GAAP financial measures are provided to enhance the user's understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing NortonLifeLock's performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to U.S. GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

See appendix for reconciliation of certain financial measures included herein from GAAP to non-GAAP. Readers are encouraged to review the additional reconciliations of our non-GAAP financial measures to the comparable U.S. GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our website at Investor.NortonLifeLock.com. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside the control of NortonLifeLock. Moreover, estimating such U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
3

Legal Disclaimers (cont'd)

Avast

NortonLifeLock

No Profit Forecasts or Estimates

The NortonLifeLock Profit Forecast (see below) is a profit forecast for the purposes of Rule 28 of the UK's City Code on Takeovers and Mergers (the "Code"). Other than the NortonLifeLock Profit Forecast, no statement in this presentation is intended as, or is to be construed as, a profit forecast or estimate for any period and no statement in this presentation should be interpreted to mean that earnings or earnings per ordinary share, for NortonLifeLock or Avast, respectively for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for NortonLifeLock or Avast, respectively.

Statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to in this presentation (defined below as the Quantified Financial Benefits Statement) may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this presentation generally (other than the NortonLifeLock Profit Forecast (see below)), should be construed as a profit forecast or interpreted to mean that the Combined Company's earnings in the first full year following the combination, or in any subsequent period, would necessarily match or be greater than or be less than those of Avast and/or NortonLifeLock for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this presentation is the responsibility of NortonLifeLock and the NortonLifeLock Directors.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
4

Legal Disclaimers (cont'd)

Avast

NortonLifeLock

Quantified Financial Benefits Statement

This presentation contains statements of estimated cost savings and synergies arising from the Merger (together, the "Quantified Financial Benefits Statement"). A copy of the Quantified Financial Benefits Statement is set out below:

"Given the complementary nature of both NortonLifeLock and Avast, the NortonLifeLock Directors believe that the Merger will generate synergies that could not be achieved independently of the Merger and will lead to significant long-term value creation for all shareholders.

Significant recurring cost synergies opportunity

NortonLifeLock anticipates that the Merger will result in recurring annual pre-tax gross cost synergies for the Combined Company to reach a run-rate of approximately USD 280 million, representing between approximately 15% and 20% of combined adjusted cost of sales and operating spend, based on the latest full year reported results for each of NortonLifeLock and Avast. The synergies are expected to be fully realised by the end of the second year following completion of the Merger.

NortonLifeLock intends to approach integration with the aim of retaining and motivating the best talent and structure across the Combined Company to create a best-in-class organisation. The expected sources of the identified cost synergies are as follows:

- Organisation: approximately 50% of the total annual run-rate pre-tax gross cost synergies are expected to be generated through the adoption of shared best practice across existing functions and the reduction of duplicate roles across all geographies, and from a broad range of job categories, including management, shared services, product and commercial functions;
- Systems & Infrastructure operating costs: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be realised through migration onto a common data and security platform, integration of systems, and shared technology and analytics infrastructure; and
- Contracts & Shared Services: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be generated primarily from site rationalisation, procurement and vendor consolidation, and spend de-duplication.

NortonLifeLock expects to realise approximately 60% of the run-rate cost savings by the end of the first full year following completion of the Merger and 100% by the end of the second full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits. On a reported basis, the synergies assume the Combined Company expects to benefit from approximately USD 75 million of cost savings in the first full year following completion of the Merger, approximately USD 245 million of cost savings in the second full year following completion of the Merger, and the full USD 280 million of the cost savings in the third full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits.

One-off costs

In order to realise these synergies, NortonLifeLock is expected to incur one-off restructuring and integration costs of approximately one year's run-rate pre-tax cost savings, or USD 280 million, with approximately USD 180 million estimated to be incurred in the first full year following completion of the Merger and approximately USD 100 million estimated to be incurred in the second full year following completion of the Merger. Aside from integration costs, no material dis-benefits are expected to arise in connection with the Merger. The expected synergies will accrue as a direct result of the Merger and would not be achieved on a standalone basis.

The paragraphs above relating to expected cost synergies constitute a "Quantified Financial Benefits Statement" for the purposes of Rule 28 of the Code.

Given the strong strategic, cultural and operational fit of the two companies, NortonLifeLock believes that the quantified cost synergies are readily achievable.

NortonLifeLock expects to achieve the quantified cost synergies while maintaining appropriate investment levels in sales and technology to meet the Combined Company's growth targets and other objectives.

The estimated cost synergies referred to above reflect both the beneficial elements and the relevant costs."

Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
5

Legal Disclaimers (cont'd)

Bases of belief and principal assumptions

In preparing the Quantified Financial Benefits Statement, a synergy working group comprising senior strategy, operations, technical, sales and financial personnel from NortonLifeLock (the "Working Group") was established to identify, challenge and quantify the potential synergies available from the integration of the NortonLifeLock and Avast businesses, and to undertake an initial planning exercise.

In preparing the detailed synergy plan, both NortonLifeLock and Avast have shared certain operating and financial information to support the evaluation of the potential synergies available from the Merger and have conducted a series of virtual meetings with the key management personnel of both NortonLifeLock and Avast. This has included input from both the NortonLifeLock and Avast executive leadership teams.

Based on the information shared and interactions with Avast, the Working Group has performed a bottom-up analysis of costs included in the NortonLifeLock and Avast financial information and has sought to include in the synergy analysis those costs which the Working Group believe will be either optimised or reduced as a result of the Merger. In circumstances where the information provided by Avast has been limited for commercial or other reasons, the Working Group has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have in turn been informed by NortonLifeLock management's industry experience as well as their experience of executing and integrating acquisitions in the past.

The baseline used as the basis for the Quantified Financial Benefits Statement is NortonLifeLock's adjusted cost base for the financial year ended 2 April 2021, supported where relevant by certain information from NortonLifeLock's budgeted cost base for the financial year ending 1 April 2022, and Avast's adjusted cost base for the financial year ended 31 December 2020, supported where relevant by certain information from Avast's budgeted cost base for the financial year ending 31 December 2021.

The quantified synergies are incremental to NortonLifeLock's and, to the best of NortonLifeLock's knowledge, Avast's existing plans.

In general, the synergy assumptions have in turn been risk adjusted, exercising a degree of prudence in the calculation of the estimated synergy benefit set out above.

In arriving at the estimate of synergies set out in the Quantified Financial Benefits Statement, the NortonLifeLock management has made the following assumptions:

- regarding organisational savings:
  - savings will be possible by removing duplicate resource through the roll-out of the revised operating model;
  - the Combined Company will be able to standardise and roll-out best practice systems and procedures, to generate efficiency and enable headcount reductions; and
  - no restrictions or delays will arise as a result of industrial relations or employment agreements that significantly affect the realisation of savings by removing duplicate resource;
- there will be no material impact on the underlying operations of either company or their ability to continue to conduct their businesses, including as a result of, or in connection with, the integration of the Avast Group and the NortonLifeLock Group;
- the Combined Company's product offering generates at least the same level of total revenues as the Avast's and NortonLifeLock's offerings currently generate;
- procurement savings can be realised through rationalising suppliers and renegotiating supplier terms;
- there will be no material change to macroeconomic, political, regulatory, legal or tax conditions in the markets or regions in which NortonLifeLock and Avast operate that will materially impact the implementation of, or costs to achieve, the expected cost savings;
- there will be no material divestments from the existing businesses of either NortonLifeLock or Avast;
- there will be no material change in current foreign exchange rates; and
- there will be no business disruptions that materially affect either company, including natural disasters, acts of terrorism, cyber-attacks and/or technological issues or supply chain disruptions.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
6

Legal Disclaimers (cont'd)

Avast

NortonLifeLock

Reports

As required by Rule 28.1(a) of the Code, Deloitte, as reporting accountants to NortonLifeLock, and Evercore, as financial adviser to NortonLifeLock, have provided the reports required under the Code. Copies of those reports were set out in the Rule 2.7 Announcement.

As required by Rule 27.2(d) of the Code, the NortonLifeLock Directors confirm that:

1. there have been no material changes to the Quantified Financial Benefits Statement since 10 August 2021 and the Quantified Financial Benefits Statement remains valid; and
2. each of Deloitte and Evercore has confirmed to NortonLifeLock that their respective reports produced in connection with the Quantified Financial Benefits Statement continue to apply.

Notes

1. The Quantified Financial Benefits Statement relates to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. In addition, due to the scale of the Combined Company, there may be additional changes to the Combined Company's operations. As a result, the estimated synergies referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated.
2. The Quantified Financial Benefits Statement should not be construed as a profit forecast or interpreted to mean that NortonLifeLock's earnings in the first full year following the Effective Date, or in any subsequent period, will necessarily match or be greater than or be less than those of NortonLifeLock or Avast for the relevant preceding financial period or any other period.
3. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement is the responsibility of NortonLifeLock and the NortonLifeLock Directors.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
7

Legal Disclaimers (cont'd)

Avast

NortonLifeLock

Revenue Statements

In addition to the NortonLifeLock Profit Forecast (see below), the earnings slides and press release covering NortonLifeLock's unaudited results for its second financial quarter ended October 1, 2021, which were published on November 4, 2021, included the following statements in relation to NortonLifeLock's forecast revenues:

- "Fiscal 2022 Q3 Guidance: Non-GAAP Revenue is expected to be in the range of $695 to $705 million, translating to 9 to 11% growth YoY in constant currency"
- "Full Year Fiscal 2022 Guidance: Narrowed to high-end of prior guidance range ... Non-GAAP Revenue growth in the range of 9 to 10% in constant currency"

Please refer to the paragraph entitled 'Use of Non-GAAP Financial Information' above, and to the appendix, with respect to the reconciliation from GAAP to non-GAAP financial measures.

NortonLifeLock Profit Forecast

On November 4, 2021, NortonLifeLock published its unaudited results for its second financial quarter ended October 1, 2021, which, in the earnings slides and in the press release covering such results was supplemented by the following statements in relation to NortonLifeLock's earnings per share ("EPS"):

- "Q3 Fiscal 2022 Non-GAAP Guidance ... EPS $0.42 – 0.44"
- "Fiscal 2022 Q3 Guidance – Non-GAAP EPS is expected to be in the range of $0.42 to $0.44"
- "Full Year Fiscal 2022 Non-GAAP Guidance ... EPS $1.70 – 1.75"
- "Full Year Fiscal 2022 Guidance – Non-GAAP EPS is expected to be in the range of $1.70 to $1.75"

Each of the above statements (together, the "NortonLifeLock Profit Forecast") constitutes an ordinary course profit forecast for the purposes of Rule 28.1(a) and Note 2(b) on Rule 28.1 of the Code. References to "GAAP" in the NortonLifeLock Profit Forecast are to U.S. GAAP, being the accounting policies applied in the preparation of NortonLifeLock's annual results for the year ended April 2, 2021.

Basis of preparation

The NortonLifeLock Profit Forecast has been prepared on a basis consistent with NortonLifeLock's accounting policies, as summarized in the paragraph entitled 'Use of Non-GAAP Financial Information' above and in the appendix. The NortonLifeLock Profit Forecast excludes any transaction costs attributable to the Merger or any other associated accounting impacts as a direct result of the Merger.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
8

Legal Disclaimers (cont'd)

Avast

NortonLifeLock

Assumptions

The NortonLifeLock Profit Forecast is based on certain assumptions (including those listed below).

Factors outside the influence or control of the NortonLifeLock Directors

- There will be no material changes to existing prevailing macroeconomic or political conditions in the markets and regions in which NortonLifeLock operates.
- There will be no material changes to the conditions of the markets and regions in which NortonLifeLock operates or in relation to customer demand or the behavior of competitors in those markets and regions.
- The interest, inflation and tax rates in the markets and regions in which NortonLifeLock operates will remain materially unchanged from the prevailing rates.
- There will be no material adverse events that will have a significant impact on NortonLifeLock's financial performance.
- There will be no material adverse events that will have a significant impact on the timing and market acceptance of new product releases and upgrades by NortonLifeLock.
- There will be no business disruptions that materially affect NortonLifeLock or its key customers, including natural disasters, acts of terrorism, cyber-attack and/or technological issues or supply chain disruptions.
- There will be no material changes to foreign exchange rates that will have a significant impact on NortonLifeLock's revenue or cost base.
- There will be no material changes in legislation or regulatory requirements impacting on NortonLifeLock's operations or its accounting policies.
- There will be no new material litigation and no unfavorable resolutions of existing material litigation in relation to any of NortonLifeLock's operations.
- The announcement of the Merger will not have any material impact on NortonLifeLock's ability to negotiate new business.

Factors within the influence and control of the NortonLifeLock Directors

- There will be no material change to the present executive management of NortonLifeLock.
- There will be no material change in the operational strategy of NortonLifeLock.
- There will be no material adverse change in NortonLifeLock's ability to maintain customer and partner relationships.
- There will be no material acquisitions or disposals.
- There will be no material strategic investments over and above those currently planned.
- There will be no material change in the dividend or capital policies of NortonLifeLock.
- There will be no unexpected technical or network issues with products or processes.

NortonLifeLock Directors' confirmation

With the consent of Avast, the Panel on Takeovers and Mergers has granted a dispensation from the Code requirement for NortonLifeLock's reporting accountants and financial advisers to prepare reports in respect of the NortonLifeLock Profit Forecast.

The NortonLifeLock Directors have considered the NortonLifeLock Profit Forecast and confirm that it remains valid as at the date of this presentation, and has been properly compiled on the basis of the assumptions set out above and that the basis of the accounting used is consistent with NortonLifeLock's accounting policies.

For the purposes of Rule 28 of the Code, the NortonLifeLock Profit Forecast contained in this presentation is the responsibility of NortonLifeLock and the NortonLifeLock Directors.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved. 9

10 Avast + NortonLifeLock Merger Sources & Uses Pro Forma Capitalization ▪ Refinancing of the 2022 maturities is not contemplated in the Merger sources and uses ▪ NortonLifeLock has sufficient liquidity, including $1.5 billion of undrawn revolver, to backstop the refinancing of or repay the $400 million of Senior Notes and $625 million of Convertible Notes due in 2022 ▪ Proceeds from the $500 million upsize will be used for general corporate purposes, potentially including incremental liquidity, share repurchases and/or refinancing near term maturities ____________________ (1) Reflects Majority Cash Bookend: Assumes Avast Directors, including Founders, representing ~36% of Avast shares outstanding, e lec t the Majority Stock Option and remaining ~64% of shareholders elect Majority Cash Option. Based on NortonLifeLock’s Closing share price of $27.20 per share as of July 13, 2021, being the last business day prior to commencement of the offer period following the leak on July 14, 2021 . (2) Reported cash and cash equivalents was $1,526M for Norton as of 10/1/2021 and $358M for Avast as of 6/30/2021. Estimated cash re quired includes cash generated from last reported periods until Closing of the Merger. The Merger is expected to close in mid - calendar year 2022. (3) Reported Avast term loan debt was $820M as of 6/30/2021. Repayment of Avast debt includes mandatory debt paydowns since last rep orted period. (4) Cash paid for costs include ~$100M of estimated financing fees and ~$150M of estimated Merger costs. Does not include Merger costs paid or expected to be paid prior to Closing (expected to be ~$20M). (5) At close cash and cash equivalents represents estimated pro forma minimum cash balance. The Merger is expected to close in mi d - c alendar year 2022. (6) New Pro Rata Credit Facilities mature 5 years from Closing of the Merger. New Term Loan B matures seven years from Closing of the Merger. Revolving Credit Facility pro forma for $500M upsize from August 2021 . (7) Illustrates total pro rata allocation expected at closing. ($ in millions) As of Pro Forma Pro Forma Capitalization Maturity 10/1/2021 10/1/2021 Cash and Cash Equivalents (5) $1,526 $1,250 Revolving Credit Facility ($1,500) (6) 2027 (6) -- -- Term Loan A 2027 (6) 1,732 3,500 New Term Loan A 2027 (6) -- 400 New Term Loan B 2029 (6) -- 3,700 Mortgage Debt -- 9 9 NortonLifeLock Secured Debt $1,741 $7,609 3.95% Senior Notes due 2022 6/15/2022 400 400 2.00% Convertible Notes due 2022 8/15/2022 625 625 5.00% Senior Notes due 2025 4/15/2025 1,100 1,100 NortonLifeLock Total Debt $3,866 $9,734 Financial & Credit Statistics as of LTM Reported Period LTM 10/1/2021 NortonLifeLock Adj. EBITDA $1,403 $1,403 LTM 9/30/2021 Avast Adj. EBITDA -- 525 Estimated Annual Gross Cost Synergies -- 280 LTM Reported PF Adj. EBITDA $1,403 $2,208 Secured Debt / LTM Reported PF Adj. EBITDA 1.2x 3.4x Total Debt / LTM Reported PF Adj. EBITDA 2.8x 4.4x Net Debt / LTM Reported PF Adj. EBITDA 1.7x 3.8x ($ in millions) Sources of Funds Amount Incremental Term Loan A $1,750 New Term Loan A 400 New Term Loan B 3,700 Norton equity to be issued to Avast shareholders (1) 2,500 Estimated cash required from Norton and Avast balance sheets (2) 1,800 Total Sources $10,150 ($ in millions) Uses of Funds Amount Cash consideration paid to Avast shareholders $6,100 Equity consideration (1) 2,500 Repayment of Avast debt (3) 800 Estimated financing and merger expenses (4) 250 General corporate purposes 500 Total Uses $10,150 Copyright © 202 2 NortonLifeLock + Avast . All rights reserved. (7) Reflects $500 million Upsize

Avast + NortonLifeLock

Term Loan B

	At Launch - January 13, 2022	**Revised - January 27, 2022**
Borrower	NortonLifeLock, Inc.	*Same as Prior*
Guarantors	Each existing and wholly-owned restricted subsidiary of the Borrower organized in the United States, other than Excluded Subsidiaries	*Same as Prior*
Security	First priority security interest in substantially all tangible and intangible personal property of Borrower and each Guarantor, excluding customarily excluded assets such as (but not limited to) any equity not permitted to be pledged under existing Senior Notes due 2025 and any Excluded Property	*Same as Prior*
Facility Type	Term Loan B	*Same as Prior*
Facility Amount[1]	Up to $3.6 billion TLB + TLA = $3.6 billion	**$3.69 billion** **TLB + TLA = $4.1 billion**
Tenor	7 years (2029)[2]	*Same as Prior*
Amortization	1.00% per annum	*Same as Prior*
CFR	Ba2 / BB / BB+	**Ba2 / BB / BB+**
Facility Ratings	Ba1 / BB / BBB-	**Ba1 / BB / BBB-**
Pricing[3]	[ ]	**SOFR + CSA + 200 bps**
SOFR Floor	[0.50%]	**0.50%**
OID	[ ]	**99.5**
Soft Call	101 for 6 months	*Same as Prior*
Financial Covenant	None	*Same as Prior*

(1) Pro forma for the Merger, $9,815 million of commitments under the Credit Agreement include the $1,500 million Revolving Credit Facility, $750 million Cash Bridge, $3,500 million Term Loan A raised in August 2021 (replacing the existing $1,732 million outstanding as of 10/1/21) and $4,100 million currently being raised across new Term Loan A and Term Loan B.
(2) New Term Loan B matures seven years from Closing of the Merger.
(3) Credit spread adjustments ("CSA") of +10 / +15 / +25 bps for 1 / 3 / 6 months term SOFR, respectively.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
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12 Avast + NortonLifeLock Term Loan A At Launch - January 13, 2022 Revised - January 27, 2022 Borrower NortonLifeLock, Inc. Same as Prior Guarantors Each existing and wholly - owned restricted subsidiary of the Borrower organized in the United States , other than Excluded Subsidiaries Same as Prior Security First priority security interest in substantially all tangible and intangible personal property of Borrower and each Guarantor, excluding customarily excluded assets such as (but not limited to) any equity not permitted to be pledged under existing Senior Notes due 2025 and any Excluded Property Same as Prior Facility Type Term Loan A Same as Prior Facility Size (1) Up to $500 million TLB + TLA = $3,600 million $400 million Tenor 5 years (2027) (2) Same as Prior Facility Ratings Ba1 / BB / BBB - Ba1 / BB / BBB - Interest SOFR Floor 0.00% Same as Prior New Money Upfront Fee 25.0 bps on new commitments Same as Prior Amortization 5.00% per annum of original principal amount Same as Prior Financial Covenant Maximum Total Leverage Ratio of 6.00x, stepping down to 5.75x and 5.25x after 12 and 24 months, respectively (6) ( refresh of 0.50x step up for a Material Acquisition after 24 months) Same as Prior Credit Ratings (3) Total Leverage Ratio (4) Applicable Rate (5) Baa2 / BBB or higher ≤ 1.75x SOFR + CSA + 112.5 bps Baa3 / BBB - ≤ 2.75x SOFR + CSA + 125.0 bps Ba1 / BB+ ≤ 3.75x SOFR + CSA + 137.5 bps Ba2 / BB ≤ 4.25x SOFR + CSA + 150.0 bps Ba3 / BB - or lower > 4.25x SOFR + CSA + 175.0 bps ____________________ (1) Pro forma for the Merger, $9,350 million of commitments under the Credit Agreement include the $1,500 million Revolving Credi t F acility, $750 million Cash Bridge, $3,500 million Term Loan A raised in August 2021 (replacing the existing $1,732 million outstanding as of 10/1/21) and $4,100 million currently being raised across new Term Loan A and Term Loan B. (2) New Pro Rata Credit Facilities mature five years from Closing of the Merger. (3) Means , as of any date of determination, the rating as determined by either Standard & Poor’s Ratings Services or Moody’s Investors Se rvice, Inc., of the Borrower’s non - credit - enhanced, senior unsecured long - term debt . (4) Defined as Total Consolidated Funded Debt / Consolidated EBITDA. (5) Credit spread adjustments (“CSA”) of +10 / +15 / +25 bps for 1 / 3 / 6 months term SOFR, respectively. (6) Leverage steps at 12 and 24 months from Closing of the Merger. Copyright © 202 2 NortonLifeLock + Avast . All rights reserved. Credit Ratings (3) Total Leverage Ratio (4) Applicable Rate (5) Baa2 / BBB or higher ≤ 1.75x SOFR + CSA + 112.5 bps Baa3 / BBB - ≤ 2.75x SOFR + CSA + 125.0 bps Ba1 / BB+ ≤ 3.75x SOFR + CSA + 137.5 bps Ba2 / BB ≤ 4.25x SOFR + CSA + 150.0 bps Ba3 / BB - or lower > 4.25x SOFR + CSA + 175.0 bps